Exhibit 10.5

DATED OCT 2, 2025

YI FENG HOLDINGS LIMITED	(1)
(“Shareholder A”)

- and -

HO HIN, CHAN	(2)
(“Shareholder B”)

SHAREHOLDERS’ AGREEMENT

relating to MCF Engineering Company Limited

SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made Oct 2, 2025

BETWEEN:

(1)	MCF Engineering Company Limited, a company incorporated in Hong Kong with limited liability whose principal place of business in Hong Kong is situated at Room G12, East Sun Industrial Centre, 16 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (“Shareholder A”); and

(2)	Ho Hin, CHAN, (“Shareholder B”).

WHEREAS:

(A)	MCF Engineering Company Limited (the “Company” ) is a company incorporated in Hong Kong with limited liability (BR No.: 76433895). As at the date of this Agreement, the Target Company has 10,000 issued ordinary shares (“Share(s)”), all of which have been issued and are fully paid up or credited as fully paid up, and are beneficially owned as to 6,000 Shares by Shareholder A and 4,000 Shares by Shareholder B.

(B)	The parties wish to enter into this Agreement to set out the terms regulating their participation in the Company.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: In this Agreement, including its recitals and schedules, unless the context otherwise requires:

“Company”	refers to MCF Engineering Company Limited, a company incorporated in Hong Kong with limited liability (BR No.: 76433895);

“Hong Kong”	means Hong Kong Special Administrative Region of The People’s Republic of China;

“Shareholders”	means Shareholders A and B, any other member of the Company from time to time and their respective permitted assigns and successors in title; and

“Shares”	means the shares of the Company.

2.	BOARD REPRESENTATION

2.1	As long as Shareholder A remains as a beneficial owner of any Share(s). Shareholder B hereby agrees that, in any and all election of directors of the Company, Shareholder B shall vote all Share(s) now or hereafter owned, to cause and maintain the election of all member(s) of the board of directors of the Company as shall be nominated by Shareholder A.

3.	MATTERS REQUIRING SHAREHOLDERS’ APPROVAL, CONSENT OR RESOLUTION

3.1	Notwithstanding anything to the contrary contained in this Agreement, the Shareholders expressly agree that, in respect of all matters which under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) and/or the Articles of Association of the Company require the approval, consent or resolution of the shareholders of the Company (whether by way of ordinary resolution, special resolution or otherwise), including but not limited to:

(A)	any alteration to the Articles of Association of the Company;

(B)	any change of the Company’s name;

(C)	any increase, reduction, consolidation, sub-division, repurchase, redemption, or other variation of the share capital of the Company or of the rights attaching thereto;

(D)	the creation, issue, grant or allotment of any share capital, loan capital, debentures or other securities of the Company;

(E)	the approval of any merger, amalgamation, reconstruction, scheme of arrangement or winding-up of the Company;

(F)	the declaration or payment of any dividend or distribution of assets;

(G)	the appointment, re-appointment or removal of auditors;

(H)	the voluntary liquidation or dissolution of the Company; and

(I)	such other matters as may from time to time be reserved by the Companies Ordinance or the Articles of Association of the Company for decision by the shareholders,

Shareholder B shall defer to the direction of Shareholder A.

3.2	Without limitation to Clause 3.1, Shareholder B undertakes and covenants that, in any general meeting of the Company and in any written resolutions of the shareholders of the Company, Shareholder B shall vote all Share(s) now or hereafter owned or otherwise controlled by him strictly in such manner as Shareholder A may from time to time direct, so as to give full effect to the intention of this Clause 3.

3.3	The obligations of Shareholder B under this Clause 3 shall be continuing and irrevocable for so long as Shareholder A remains the beneficial owner of any Share(s) in the Company, and shall bind Shareholder B in respect of all Shares legally or beneficially owned, held of record, or otherwise controlled by him from time to time.

4.	TERMINATION

4.1	This Agreement shall continue in full force and effect until terminated by written agreement of all the parties or their successors in title.

4.2	Termination shall be without prejudice to any accrued rights or liabilities of any of the parties.

5.	ENTIRE AGREEMENT

5.1	This Agreement (together with any documents described in or expressed to be entered into in connection with this Agreement) constitutes the entire agreement between the parties for their participation in the Company and supercedes any previous agreement between or representation by any party to any other in relation to such participation.

5.2	No variation of any of the terms of this Agreement will be effective unless it is made or confirmed in writing and signed by or on behalf of each of the parties.

5.3	This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same agreement. Any party may enter into this Agreement by executing any such counterpart.

6.	RELATIONSHIP OF THE PARTIES

6.1	The parties are independent principals and no party is nor shall it hold itself out as the agent or partner of another, and no party shall have any authority to bind or incur any liability on behalf of any other party.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong courts.

EXECUTION PAGE

IN WITNESS whereof, the parties hereof have duly executed this Agreement the day and year first above written.

Shareholder A

SIGNED by	)
)
for and on behalf of	)
Yi Feng Holdings Limited	)
)
in the presence of

Shareholder B

SIGNED by	)
)
Ho Hin, CHAN	)
)
in the presence of	)